EXHIBIT 23.2



The Board of Directors
FirstRock Bancorp, Inc.



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy/Prospectus and registration statement.




/s/KPMG Peat Marwick, L.L.P.

December 12, 1994
Chicago, Illinois



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